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             [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                  July 1, 1999

CMS Energy Corporation
CMS Energy Trust II
c/o CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, Michigan 48126

          Re: Offering of Adjustable Convertible Trust Securities (Registration Statement No. 333-68937)

Ladies and Gentlemen:

     We have acted as special tax counsel to CMS Energy Corporation, a corporation organized under the laws of the state of Michigan (the "Company"), and CMS Energy Trust II, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned registration statement, as amended, on Form S-3 (the "Registration Statement") on May 7, 1999, under the Securities
Act of 1933, as amended (the "Act"), in accordance with the procedures of the Commission permitting a delayed or continuous offering pursuant to Rule 415 of the General Rules and Regulations under the Act relating to the registration of
(i) Trust Originated Preferred Securities representing undivided beneficial interests in the assets of the Trust (the "Trust Preferred Securities"), (ii) Junior Subordinated Debentures issued by the Company to the Trust in connection with the issuance of the Trust Preferred Securities (the "Junior Subordinated Debentures"), (iii) the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (iv) Adjustable Convertible Trust Securities consisting of
(A) units (referred to as Normal Units), initially comprised of stock purchase contracts (the "Purchase Contracts") and beneficial ownership of Trust Preferred Securities and (B) units (referred to as Stripped Units) comprised of
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CMS Energy Corporation
July 8, 1999
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Purchase Contracts and beneficial ownership of zero-coupon U.S. Treasury
Securities, as described in the Prospectus Supplement dated July 1, 1999, forming a part of such Registration Statement (the "Prospectus Supplement").

         In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus Supplement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the Registration Statement, the Prospectus Supplement, and certain other documents and statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures, and the Adjustable Convertible Trust Securities will be consummated in the manner contemplated by the Registration Statement and the Prospectus Supplement.

         In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions, and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the IRS or, if challenged, by a court.

         Based solely upon the foregoing, we are of the opinion that, under current United States federal income tax law:

         (1) the Trust will be classified as a grantor trust and not as an association subject to tax as a corporation for United States federal income tax purposes; and

         (2) Although the discussion set forth in the Prospectus Supplement included as part of the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSE-
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CMS Energy Corporation
July 8, 1999
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          QUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Trust Preferred Securities and Adjustable Convertible Trust Securities, in our opinion, based solely upon the foregoing, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the purchase, ownership, and disposition of the Trust Preferred Securities, Adjustable Convertible Trust Securities and Common Stock to investors generally.


     Except as set forth above, we express no opinion of any party as to the tax consequences, whether Federal, state, local, or foreign, of the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures, the Adjustable Convertible Trust Securities or of any transaction related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit and the benefit of purchasers pursuant to and in connection with the initial offering of the Adjustable Convertible Trust Securities and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "LEGAL OPINIONS" in the Prospectus Supplement. We consent to the reference to and discussion of this opinion under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                   Very truly yours,


                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP